EXHIBIT 10.17
AMENDMENT NO. 1
TO THE
QUALCOMM INCORPORATED
NON-QUALIFIED DEFERRED COMPENSATION PLAN

The QUALCOMM Incorporated Non-Qualified Deferred Compensation Plan, as amended and restated effective September 1, 2025 (the “Plan”), is hereby further amended as follows, effective as of the date set forth below:

1.    A new Section 2.3 is added to Article II of the Plan as follows (inserted in proper alphabetical order, and subsequent sections are renumbered accordingly):
“Approved Termination” means the Participant’s Separation from Service with the Employer that is approved by the Company’s Chief Human Resources Officer (“CHRO”) as qualifying for Matching Contributions, Company Discretionary Contributions and vesting acceleration benefits under the Plan; provided, however that in no event may the CHRO approve such benefits for any Non-Employee Director or any Executive Officer.
2.    A new definition of “Executive Officer” is added to Article II of the Plan as follows (inserted in proper alphabetical order, and subsequent sections are renumbered accordingly):
“Executive Officer” means an Eligible Employee whose transactions in Company stock are subject to Section 16 of the Securities Exchange Act of 1934, as amended.
3.     Section 4.5 of the Plan is amended and restated to read as follows:
“4.5 Matching Contributions. The Company will credit Matching Contributions to the Matching Contribution Subaccount of an Eligible Employee for a Plan Year if (a) the Company has determined that the Eligible Employee is among those designated as eligible to receive a Matching Contribution; and either (b) the Eligible Employee is actively employed by the Employer on the first day following the end of such Plan Year, or (c) the Eligible Employee’s employment with the Employer is terminated during the Plan Year by the Employer without Cause or due to an Approved Termination. The Matching Contribution shall be equal to fifty percent (50%) of the Eligible Employee’s Deferrals credited to his or her Account for the Plan Year; provided, however, that the total Matching Contribution credited to the Matching Contribution Subaccount of any Eligible Employee for any Plan Year shall not exceed 8% of such Eligible Employee’s Total Compensation for the applicable Plan Year. Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2016, the Matching Contribution shall be equal to twenty-five percent (25%) of the Eligible Employee’s Deferrals credited to his or her Account for the Plan Year; provided, however, that: (i) for such Plan Years beginning on and after January 1, 2016 and ending on or before December 31, 2025, the total Matching Contributions credited to the Matching Contribution Subaccount of any Eligible Employee for the Plan Year shall not exceed 4% of such Eligible Employee’s Total Compensation for that Plan Year, and (ii) for such Plan Years beginning on and after January 1, 2026, the total Matching Contributions credited to the Matching Contribution Subaccount of any Eligible Employee for the Plan Year shall not exceed 4% of such Eligible Employee’s Total Adjusted Compensation for that Plan Year.
All Matching Contributions to the Plan with respect to Plan Years beginning before January 1, 2014, shall be credited to an Eligible Employee’s Matching Contribution Subaccount solely in the form of shares of the Company’s Common Stock. All Matching Contributions to the Plan with respect to Plan Years beginning on and after January 1, 2014, shall be credited to an Eligible Employee’s Matching Contribution Subaccount in the form of cash unless the Compensation Committee, in its sole discretion, determines that Matching Contributions shall be credited in the form of shares of the Company’s Common Stock. To the extent the Compensation Committee determines that Matching Contributions will be credited in shares of the Company’s Common Stock, for purposes of converting a Company Matching Contribution from a dollar value to a number of shares of the Company’s Common Stock, the Fair Market Value of the Company’s Common Stock shall be the average of the Fair Market Value of the Company’s Common Stock over the two hundred (200) trading days immediately preceding the last day of the applicable calendar year or, with respect to an Eligible Employee whose employment is terminated by the Employer without Cause or due to an Approved Termination during the Plan Year, the average of the Fair Market Value of the Company’s Common Stock over the two hundred (200) trading days immediately preceding the last day of his or her employment.”
4.    Section 4.6.2.1 of the Plan is amended and restated to provide as follows:
“4.6.2.1. The Company will credit Approved Discretionary Contributions to the Discretionary Company Contributions Subaccount of an Eligible Employee for a Plan Year if with respect to such Plan Year: (i) the Company has determined that the Eligible Employee is among those designated as eligible to receive Matching Contributions; (ii) the Eligible Employee has made a Bonus Deferral for such Plan Year; (iii) the Eligible Employee received Eligible RSUs in lieu of an Eligible Target Bonus Amount for such Plan Year, and either (iv) the Eligible Employee is actively employed by the Employer on the first day following the end of such Plan Year, or (v) the Eligible Employee’s employment with the Employer is terminated during the Plan Year by the Employer without Cause or due to an Approved Termination (making such termination a “Qualifying Termination”).
5.    Section 4.6.2.6 of the Plan is amended and restated to provide as follows:
“4.6.2.6 All Approved Discretionary Contributions to the Plan shall be credited to an Eligible Employee’s Discretionary Contribution Subaccount in the form of cash unless the Compensation Committee, in its sole discretion, determines that the Approved Discretionary Contributions shall be credited in the form of shares of the Company’s Common Stock. To the extent the Compensation Committee determines that Approved Discretionary Contributions will be credited in shares of the Company’s Common Stock, for purposes of converting Approved Discretionary Contributions from a dollar value to a number of shares of the Company’s Common Stock, the Fair Market Value of the Company’s Common Stock shall be the average of the Fair Market Value of the Company’s Common Stock over the two hundred (200) trading days immediately preceding the last day of the applicable calendar year or, with respect to an Eligible Employee whose employment is terminated by the Employer without

Cause or due to an Approved Termination during the Plan Year, the average of the Fair Market Value of the Company’s Common Stock over the two hundred (200) trading days immediately preceding the last day of his or her employment.”
6.     Section 8.2.1 of the Plan is amended and restated to provide as follows:
“One hundred percent (100%) shall be vested upon the Participant’s death, Disability, Involuntary Termination, Approved Termination or completion of two (2) Years of Service.”

*    *    *    *

IN WITNESS WHEREOF, the undersigned certifies this Amendment No. 1 was approved by the HR & Compensation Committee of the Company’s Board of Directors on July 6, 2026.

QUALCOMM INCORPORATED

By:	/s/ Melissa Real

Melissa Real

Senior Director, Benefits and

Committee Chair

4